UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Monroe Capital Corporation

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2020

On June 8, 2020, Monroe Capital Corporation (the “Company”) issued the following press release announcing the change to a virtual-only meeting for its 2020 Annual Meeting of Stockholders to be held on June 17, 2020 at 2:00 p.m. Central Time (the “Annual Meeting”). The press release relates to the definitive proxy statement (the “Proxy Statement”) of the Company dated April 22, 2020 and made available to the stockholders of the Company for use at the Annual Meeting. This press release is being filed as definitive additional proxy solicitation material with the Securities and Exchange Commission on June 8, 2020.

The information contained in the press release should be read in conjunction with the Proxy Statement and other proxy materials.

Monroe Capital Corporation BDC Announces Change of 2020 Annual Meeting of Stockholders to Virtual Format

CHICAGO, IL, June 8, 2020 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) announced today that, due to the COVID-19 pandemic and related health and travel concerns, it has determined not to hold an in-person 2020 Annual Meeting of Stockholders (the “Meeting”). In an effort to protect the health and well-being of its stockholders, Monroe has determined to hold the Meeting in a virtual format on Wednesday, June 17, 2020 at 2:00 p.m., Central Time. Stockholders will not be able to attend the Meeting in person.

As described in the proxy materials for the Meeting previously distributed, stockholders are entitled to participate in and vote at the Meeting if they were a stockholder as of the close of business on April 1, 2020, the record date. The Meeting can be accessed by stockholders at www.virtualshareholdermeeting.com/MRCC2020 beginning at 1:50 p.m., Central Time, using the 16-digit control number on their proxy card or voting instruction form. Authenticated stockholders will be able to vote and submit questions online during the Meeting by following the instructions available on the Meeting website.

Whether or not stockholders plan to attend the Meeting, Monroe urges all stockholders to vote and submit their proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The proxy statement and Monroe’s Annual Report on Form 10-K for the year ended December 31, 2019 year are available on the Internet at www.monroebdc.com under “Financials and Filings” in the “Investor Relations” section of Monroe’s website. Stockholders should note that if they hold their shares through a bank, broker or other nominee (i.e., in street name), they may be able to authorize their proxy by telephone or the Internet, as well as by mail. Stockholders should follow the instructions they receive from their bank, broker or other nominee to vote these shares.

The proxy card included in the proxy materials previously distributed to stockholders will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Meeting. Stockholders who have already voted do not need to take any additional action.

ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroecap.com.

ABOUT MONROE CAPITAL LLC

Monroe Capital LLC (“Monroe”) is a private credit asset management firm specializing in direct lending and opportunistic private credit investing. Since 2004, the firm has provided private credit solutions to borrowers in the U.S. and Canada. Monroe’s middle market lending platform provides debt financing to businesses, special situation borrowers, and private equity sponsors. Investment types include cash flow, enterprise value and asset-based loans; unitranche financings; and equity co-investments. Monroe is committed to being a value-added and user-friendly partner to business owners, senior management, and private equity and independent sponsors. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, New York, and San Francisco.

Monroe has been recognized by Creditflux as the 2019 Best US Direct Lending Fund; Global M&A Network as the 2019 Small Middle Markets Lender of the Year; Private Debt Investor as the 2018 Lower Mid-Market Lender of the Year; M&A Advisor as the 2016 Lender Firm of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company (SBIC) of the Year. For more information, please visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE: Monroe Capital Corporation

Investor Contact:	Aaron D. Peck
Chief Investment Officer and Chief Financial Officer
Monroe Capital Corporation
(312) 523-2363
Email: apeck@monroecap.com

Media Contact:	Caroline Collins
BackBay Communications
(617) 963-0065
Email: caroline.collins@backbaycommunications.com